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                                                                    EXHIBIT 3.18

                              ARTICLE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              BEGEMANN VALVE, INC.

                                    * * * * *

               PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopted the following Articles of Amendment to its Articles of Incorporation to change the name of the Corporation.

                                   ARTICLE ONE

The name of the Corporation is Begemann Valve, Inc.

                                   ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by all of the shareholders of the Corporation by a written unanimous consent dated January 25, 1993;

ARTICLE I of the Articles of Incorporation of the corporation is amended in its entirety so that, as, amended, ARTICLE I shall be and read as follows:

                                   "ARTICLE I

                                      Name
                                      ----
                         The name of the Corporation is:

                          Ring-O Valve, Incorporated,"

                                  ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adaptation was 1,000 shares of Common Stock, $1.00 par value per share, and the number of shares entitled to vote thereon was 1,000 shares of Common Stock, $1.00 par value per share.

                                  ARTICLE FOUR

The holders of all the shares outstanding and entitled to vote on this amendment have signed a written unanimous consent adopting this amendment.

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                                  ARTICLE FIVE

This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the Corporation's capital stock.

                                   ARTICLE SIX

This amendment effects no change in the amount of stated capital of the Corporation.


               DATED: January 25, 1993.


                                        Begemann Valve, Inc.


                                        By:  /s/ Kee W. Kim
                                           -------------------------------------
                                                 Kee W. Kim
                                                 Vice President

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